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                                                                   Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to the incorporation by reference in the Registration Statements (Form S-8, No. 33-99740, Form S-8, No. 33-40365, and Form S-8, No. 333-9162) pertaining to the Power Control Technologies Inc. 1995 Stock Option Plan, the M&F Worldwide 1997 Stock Option Plan, and the M&F Worldwide Corp. 2000 Stock Option Plan of M&F Worldwide Corp. of our report dated February 13, 2001, with respect to the consolidated financial statements and schedules of M&F Worldwide Corp. included in the Annual Report on Form 10-K for the year ended December 31, 2000.


                                                              Ernst & Young LLP


March 27, 2001
New York, New York